EXHIBIT 99.1
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[LOGO - THE PENN TRAFFIC COMPANY]




 FOR IMMEDIATE RELEASE                    CONTACT:  Marc Jampole
                                                    Jampole Communications, Inc.
                                                    412-471-2463


           PENN TRAFFIC ANNOUNCES EMPLOYMENT TERMINATIONS AND INTERIM
                   FINDINGS OF ONGOING INTERNAL INVESTIGATION


         SYRACUSE, NEW YORK - FEBRUARY 3, 2006 - The Penn Traffic Company announced today that the Board of Directors has terminated the employment of Les Knox, Senior Vice President, Chief Marketing Officer, and Linda Jones, Vice President, Non-Perishable Merchandising, following the presentation by the Audit Committee of an interim report in connection with its internal investigation into the Company's promotional allowance practices and policies. To date, the internal investigation has found certain improper practices relating to the recognition of promotional allowances in periods prior to the Company's emergence from Chapter 11 under the Bankruptcy Code in April 2005.

         The Audit Committee's internal investigation, which was suspended as previously announced, has recommenced and is ongoing. Penn Traffic continues to cooperate with the previously disclosed investigations by the U.S. Securities and Exchange Commission and the U.S. Attorney's Office.

         Penn Traffic continues to have full access to its working capital facility. At January 28, 2006, Penn Traffic had undrawn availability of approximately $53 million and a 30 day average undrawn availability of approximately $55 million under this revolving credit facility.


FORWARD LOOKING STATEMENTS


         This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the

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Company to improve its operating performance and effectuate its business plans;
the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; its ability to generate cash; its ability to attract and maintain adequate capital; its ability to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending or yet-to-be-instituted legal proceedings and governmental investigations, including the previously announced SEC and U.S. Attorney's Office investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

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         The Penn Traffic Company operates 110 supermarkets in Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving 79 licensed franchises and 40 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.



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